Exhibit 10.1F
SIXTH AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Sixth Amendment to Amended and Restated Management Agreement (this “Amendment”) is entered into effective as of August 13, 2025 (the “Effective Date”) by and between Advanced Flower Capital Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and AFC Management, LLC, a Delaware limited liability company (the “Manager”).
RECITALS

WHEREAS, the Company and the Manager entered into the Amended and Restated Management Agreement, dated as of January 14, 2021, as amended by the First Amendment, dated March 10, 2022, the Second Amendment, dated November 7, 2022, the Third Amendment, dated March 6, 2023, the Fourth Amendment, dated September 11, 2023 and the Fifth Amendment, dated February 22, 2024 (as amended, the “Management Agreement”), under which the Company has retained the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth therein; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in certain respects as more fully set forth below.
AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager, intending to be legally bound hereby, agree as follows:

1.All capitalized terms not defined in this Amendment shall have the meanings assigned to them in the Management Agreement.

2.Upon the Effective Date, the Investment Guidelines, as set forth on Exhibit A to the Management Agreement, are hereby amended and restated in their entirety as set forth on Annex I attached hereto, and made a part hereof for all purposes.

3.Except as expressly modified by this Amendment, the Management Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Management Agreement shall be deemed to be a reference to the Management Agreement as modified by this Amendment.

4.The provisions of Section 16 of the Management Agreement are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein.

5.This Amendment may be executed by the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

    ADVANCED FLOWER CAPITAL INC.
    By: /s/ Daniel Neville
    Name: Daniel Neville
    Title: Chief Executive Officer

    AFC MANAGEMENT, LLC
    By: /s/ Robyn Tannenbaum
    Name: Robyn Tannenbaum
    Title: Manager

[Signature Page To Sixth Amendment]

Annex I

Amended Investment Guidelines

[See attached.]

Investment Guidelines

1. No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code.

2. No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act.

3. No investment shall be made that would cause the Company to violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company (excluding for purposes of this clause, the federal prohibition under the U.S. Controlled Substances Act of the cultivation, processing, sale or possession of cannabis or parts of cannabis including the sale or possession of cannabis paraphernalia, advertising the sale of cannabis, products containing cannabis or cannabis paraphernalia, or controlling or managing real estate on which cannabis is trafficked, as long as such investments are in compliance with applicable state law) or of any securities exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company’s Governing Instruments.

4. The Company’s investments shall be in first and second lien loans, typically secured by mortgages and other security interests, to (i) cannabis operators in states that have legalized medical and/or adult use cannabis and ancillary cannabis companies (the “Cannabis Investments”) and (ii) other public and privately held middle-market companies.

Notwithstanding the foregoing, this paragraph 4 shall not prohibit the Manager from causing the Company to invest in (a) debt securities (including seller notes) with characteristics similar to the Cannabis Investments, or (b) the types of assets described in paragraph 5 below until appropriate investments described in this paragraph 4 are identified.

5. Until appropriate investments are identified, the Manager may cause the Company to invest its available cash in interest-bearing, short-term investments, including money market accounts or funds, commercial mortgage-backed securities, corporate bonds, debt and equity interests of REITs and other investments, in each case subject to the requirements set forth in paragraphs 1 through 3 above.

6. All investments by the Company require the approval of the Investment Committee.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board (which must include a majority of the Independent Directors) and the Manager without the approval of the Company’s shareholders.